EXHIBIT 99.1




Gasco
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Energy

For Immediate Release on Wednesday, April 6, 2005

             GASCO ENERGY PROVIDES PRODUCTION AND OPERATIONS UPDATE
                   SEQUENTIAL MONTHLY NET PRODUCTION RISES 25%

DENVER - (PR Newswire) - April 6, 2005 - Gasco Energy, Inc. (AMEX: GSX) today provided an interim production and operations update on its Riverbend Project in Utah's Uinta Basin.

Quarterly and Monthly Production
Estimated  cumulative  net  production  for the quarter ended March 31, 2005 was
142.1 million cubic feet equivalent (MMcfe), a sequential increase of 7.6% over the fourth quarter of 2004 (132.1 MMcfe) and 4.5% above first quarter 2004's production of 135.9 MMcfe.

Estimated cumulative monthly net production for March 2005 was 54.0 MMcfe, or 210 MMcfe gross. This is a 25% increase from February net production of 43.3 MMcfe and a 27% increase from February gross production of 166.0 MMcfe. Production increases are attributed to completion of new wells during the month partially offset by normal production declines in existing wells.

Drilling Activity
During the first quarter Gasco spudded five gross wells (2.9 net) and reached total depth on five gross wells (2.9 net). During March, Gasco reached total depth on two wells, the Lamb Trust 24-14 (30% WI) and the Gate Canyon 41-20 (100% WI). In addition, two wells were spudded in March, the Gate Canyon 41-20 (100% WI) and the Lamb Trust 24-22 (30% WI).

Completion Activity
Gasco conducted initial completion operations on five wells during 2005's first quarter and re-entered four wells to complete pay zones that were behind pipe. March 2005 activity accounted for two of the initial completions and three of the re-entries. Exiting March, Gasco had 24 gross wells on production, a 118% increase from the same date last year, with two more gross wells awaiting completion. The Company currently has three drilling rigs operating in its Uinta Basin Riverbend project area. Management expects 2005 drilling and completion activity in the Company's key operating areas will be greater than the prior year's mark.


About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge

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or in the judgment of the officers and directors of the Company,  believed to be reasonable, there can be no assurances that any of these expectations will prove
correct  or  that  any  of  the  actions   that  are  planned   will  be  taken.
Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in
Item 1. of the Company's 2004 Form 10-K filed with the Securities and Exchange Commission on March 16, 2005.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

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